EXHIBIT 99.2

Talk America Holdings, Inc.

January 2005 Investor Presentation
Non-GAAP Reconciliations

Talk America Holdings, Inc.
January 2005
Non-GAAP Reconciliations

Please Note: Certain of the statements contained herein may be considered forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such statements are identified by the use of forward-looking words or phrases, including, but not limited to, "estimates," "expects," "expected," "anticipates," "anticipated," and "targets." These forward-looking statements are based on our current expectations. Although we believe that the expectations reflected in such forward-looking statements are reasonable, there can be no assurance that such expectations will prove to have been correct. Forward-looking statements involve risks and uncertainties and our actual results could differ materially from our expectations. In addition to those factors discussed in the foregoing, important factors that could cause such actual results to differ materially include, among others, unanticipated delays, costs and technical difficulties in developing, deploying and operating our own network capability, dependence on the availability and functionality of local exchange carriers' networks as they relate to the unbundled network element platform, increased price competition for long distance and local services, failure of the marketing of the bundle of local and long distance services and long distance services under our direct marketing channels and our various marketing partners, failure to manage the nonpayment of amounts due us from our customers from bundled and long distance services, attrition in the number of end users, failure or difficulties in managing our operations, including attracting and retaining qualified personnel, failure to be able to expand our active offering of local bundled services in a greater number of states, failure to provide timely and accurate billing information to customers, failure to manage our collection management systems and credit controls for customers, interruption in our network and information systems, failure to provide adequate customer service, and changes in government policy, regulation and enforcement and/or adverse judicial or administrative interpretations and rulings relating to regulations and enforcement, including, but not limited to, the continued availability of the unbundled network element platform of the local exchange carriers network and unbundled network element pricing methodology. For a discussion of such risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, see the discussions contained in our Quarterly report on Form 10-Q filed November 9, 2004 and our Annual Report on Form 10-K for the year ended December 31, 2003, filed March 12, 2004, as amended by our Form 10-K/A filed May 7, 2004, and any subsequent filings. We undertake no obligation to update our forward-looking statements.

All financial results in this presentation for the year ended December 31, 2004 are based on management's current estimates thereof.

Non-GAAP Financial Measures:

The Non-GAAP financial measures that we use in this presentation are listed below. We have included, in the schedules accompanying this presentation, reconciliations of all Non-GAAP financial measures in the presentation to the most directly comparable GAAP measures in our financial statements.

Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA) is defined as operating income plus depreciation and amortization.

Free Cash Flow is defined as cash from operating activities, less capital expenditures and capitalized software development costs.

Net Cash (Debt) is defined as cash and cash equivalents less total long-term debt and short-term debt.

Talk America Holdings, Inc.
January 2005
Non-GAAP Reconciliations

Net Cash
($ in thousands)
		2003	Estimated 2004
Cash		$ 35,242	$ 47,400
Total Debt		(48,597)	(4,400)
Net Cash (Debt)		$ (13,355)	$ 43,000

EBITDA
($ in thousands)
	2002	2003	Estimated 2004
Operating Income	$ 54,599	$ 65,258	$ 57,000	to	$ 59,000
Depreciation & Amortization	17,318	18,344	22,000		22,000
EBITDA	$ 71,917	$ 83,602	$ 79,000	to	$ 81,000

As a result of the recently announced changes to the rules governing the availability of UNE-P, the Company is evaluating its long-term assets, including its long distance switches and goodwill, for potential impairment to these assets. To the extent the results of the evaluation indicate that there has been an impairment to these assets, a charge will be recorded in the fourth quarter 2004. EBITDA guidance for 2004 does not include the impact of any potential impairment charge.

Free Cash Flow
($ in thousands)
	2002	2003	Estimated 2004
Cash from Operations	$ 51,898	$ 73,166	$ 69,500	to	$ 71,500
Less: Capital Expenditures	(4,831)	(11,975)	(12,000)		(12,000)
Less: Capitalized Software	(2,501)	(2,739)	(3,500)		(3,500)
Free Cash Flow	$ 44,566	$ 58,452	$ 54,000	to	$ 56,000